Exhibit 10.33

   Confidential portions of this document indicated by ***** have been omitted and filed separately with the Commission



                                               Alcoa Extruded
                                               Construction Products

                                               Tifton Aluminum Company, Inc.
                                               250 Southwest Boulevard
                                               P O Box 88
                                               Tifton GA 31793-0088 USA
                                               Tel: 1-229-382-7330
                                               Fax: 1-229-386-6707

December 13, 2001



Mr. Gary Ihrke
V.P Operations
Featherlite Trailers
P O Box 320
Cresco, IA 52136


Dear Gary:

This letter will serve as confirmation of our agreement finalized today. Alcoa has purchased, with your authorization, ***** pounds of aluminum for your extrusion needs from March through June of 2002. The extrusions will be purchased and delivered from our Yankton Plant at a base price of ***** per pound on solid shapes, and ***** per pound on hollow shapes. As per previous agreements, any side panels will require a ***** adder. All prices include delivery to Cresco, Iowa. Featherlite will provide payment for each truckload via wire transfer at point of shipment. We are reserving ***** pounds per week to support your program. the prices and tonnage stated above are firm as metal has been secured to cover this contract. Thanks for your business.


Yours truly,



Herb Grubbs
Regional Sales Manager

Cc:      Brian Plunk - Plant City
         Charlie Campbell - Plant city
         Jan Mauch - Yankton


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